Exhibit 3.9

WARNER CHILCOTT, INC.

BY-LAWS

ARTICLE I

OFFICES

Section 1. The registered office shall be located in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The corporation may also have offices at such other places both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

ANNUAL MEETINGS OF SHAREHOLDERS

Section 1. All meetings of shareholders for the election of directors shall be held at such place, within or without the State of Delaware, as may be fixed from time to time by the board of directors.

Section 2. Annual meetings of shareholders shall be held, commencing with the fifth month following the close of the corporation’s first fiscal year with the date and hour to be fixed by the board of directors, at which the shareholders shall elect, pursuant to law, a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3. Written or printed notice of the annual meeting, stating the date, time, and place of the meeting, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

Section 1. Meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the charter, may be called by the president, the chairman of the board of directors, the board of directors, such other officers or persons provided in the certificate of incorporation, or upon written demand of at least twenty-five percent (25%) of all of the votes entitled to be cast on any issue proposed to be considered.

Section 3. Written or printed notice of a special meeting stating the data, time and place of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

ARTICLE IV

QUORUM AND VOTING OF STOCK

Section 1. A majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of the voting group for action on that matter, except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2. If a quorum is present, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the vote of a greater number of affirmative votes is required by law or the certificate of incorporation.

Section 3. Each outstanding share of stock having voting power shall be entitled to one vote on each matter voted on at a meeting of shareholders unless the certificate of incorporation or law provides otherwise. A shareholder may vote either in person or by proxy as provided for in a signed appointment form executed by the shareholder or by his or her duly authorized attorney-in-fact.

Section 4. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting (1) if one or more written consents setting forth the action so taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, or (2) if so provided in the certificate of incorporation, by persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting groups) of votes that would be necessary to authorize or take the action at a meeting at which all the shareholders entitled to vote were present and voted.

ARTICLE V

DIRECTORS

Section 1. The board of directors shall consist of a minimum of one and a maximum of seven members. The number of directors may be fixed or changed within the minimum or maximum by the shareholders or by the board of directors. Directors need not be residents of the State of Delaware nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until such director’s successor shall have been elected and qualified. The first board of directors shall hold office until the first meeting of shareholders.

Section 2. Any vacancy occurring on the board of directors may be filled by the affirmative vote of the majority of the remaining directors even if such directors constitute less than a quorum of the board. The term of office of any director elected to fill a vacancy shall expire at the next shareholders’ meeting at which directors are elected.

Any directorship to be filled by reason of an increase in the number of directors may be filed by the affirmative vote of majority of the remaining directors present at a meeting even if such directors constitute less than a quorum of the board.

Section 3. The business affairs of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside the State of Delaware, at such place or places as they may from time to time determine.

Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of Delaware.

Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting or as shall be fixed by the consent in writing of all the directors. No notice of such meeting shall be necessary to the newly elected directors or in order to legally constitute the meeting, provided a quorum shall be present.

Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

Section 4. Special meetings of the board of directors may be called by the chairman of the board, by the president, or by any two directors on at least twenty-four hours’ notice if delivered by wire or phone and at least 3-days’ notice if by first-class mail to each director.

Section 5. Notice of a special meeting need not be given to any director who submits a signed waiver of notice before or after the meeting. Attendance or participation of a director at any meeting shall constitute a waiver of notice of such meeting, unless the director, at the beginning of the meeting (or promptly upon his or her arrival), objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of the notice of such meeting.

Section 6. A majority of the directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or by the certificate of incorporation. The act of majority of the directors’ present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present there at may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

ARTICLE VI

COMMITTEES

The board of directors may create one or more committees that may consist of one or more members of the board. Committee members shall serve at the board of directors’ pleasure. To the extent specified by the board of directors or certificate of incorporation, each committee shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise provided by law.

ARTICLE VIII

NOTICES

Section 1. Whenever notice is required to be given to any director or shareholder under statute, the certificate of Incorporation or these by-laws, it shall be construed to mean written notice, which may be by mail, addressed to such director or shareholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time it is deposited in the United States mail. Notice to directors also may be given by telegram or telephone.

Section 2. Whenever notice is required to be given under statute, the certificate of incorporation or these by-laws, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX

OFFICERS

Section 1. The officers of the corporation, chosen by the board of directors, shall be a president and a secretary. The board of directors may also choose one or more vice-presidents, one or more assistant secretaries, a treasurer and one or more assistant treasurers. Any number of offices may be held by the same person.

Section 2. The board of directors, at its first meeting after each annual meeting of shareholders, shall choose a president and a secretary, neither of whom need be a member of the board.

Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 7. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 9. The secretary shall attend at meetings of the board of directors and all meetings of the shareholders, and shall record all of the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the corporation, and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence of disability of the secretary, perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

Section 11. The treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 12. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his or her transactions as treasurer and of the financial condition of the corporation.

Section 13. The treasurer, if required by the board of directors, shall give the corporation a bond, in such sum and with such surety or securities as shall be satisfactory to the board of directors, for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control, belonging to the corporation.

Section 14. The assistant treasurer or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE X

CAPITAL STOCK

Section 1. The shares of the corporation shall be represented by certificates, or the board of directors may authorize the issuance of shares without certificates. Each share certificate shall be signed by the president or a vice president and the secretary or treasurer or an assistant secretary or treasurer of the corporation, or by the board of directors, and may be sealed with the seal of the corporation or a facsimile thereof.

When the corporation is authorized to issue different classes of shares or different series within a class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights applicable to each class, and the variations in the relative rights, preferences and limitations determined for each series and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Section 2. The signatures of the persons signing a share certificate may be facsimiles. If the certificate is signed in facsimile, then it must be countersigned by a transfer agent or an employee of the corporation. The transfer agent or registrar may sign either manually or by facsimile. In case any person who has signed, or whose facsimile signature has been placed upon such certificate, has ceased to hold such office before such certificate is issued, the certificate nevertheless is valid.

Section 3. The board of directors may direct that a new certificate be issued in place of any certificate previously issued by the corporation, which is alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

Section 4. Upon surrender, to the corporation or the transfer agent of the corporation, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate shall be cancelled and the transaction recorded upon the books of the corporation.

Section 5. For the purpose of determining shareholders entitled to notice of, or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix a record date, in advance, that may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. If no such record date is fixed by the board of directors, the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 6. The corporation shall be entitled to recognize a person, registered on its books as the owner of shares, as having the exclusive right to receive dividends and to vote with respect to shares shown to be owned, and as being exclusively liable for calls and assessments upon shares shown to be owned. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 7. A list of shareholders as of the record date, prepared in alphabetical order, arranged by voting group, showing the address of and the number of shares held by each shareholder, and certified by the corporate officer responsible for its preparation or the transfer agent, shall be open for inspection at any meeting of shareholders.

ARTICLE XI

GENERAL PROVISIONS

Section 1. Subject to the law and any applicable provisions of the certificate of incorporation, dividends may be declared by the board of directors at any regular or special meeting, and may be paid in cash, in property or in shares of the corporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time, in their absolute discretion, think proper, at a reserve fund to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation. The directors also may modify or abolish any such reserve in the manner in which it was created.

Section 3. At checks or demands for money, and notes of the corporation, shall be signed by such officer or officers, or such other person or persons as the board of directors may from time to time designate.

Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or in any manner reproduced.

ARTICLE XII

AMENDMENTS

These by-laws may be amended or repealed, or new by-laws may be adopted, by the affirmative vote of majority of the board of directors at any regular or special meeting of the board unless the certificate of incorporation or law reserves this power to the shareholders.